EXHIBIT 99.1
                                ACCESS
                                 NEWS

Contact: Company                          Contact: Investor Relations
----------------                          ---------------------------
Kerry P. Gray                             Donald C. Weinberger
President & CEO                           Jeffrey Volk
(214) 905-5100                            Wolfe Axelrod
                                          (212) 370-4500

        Access Pharmaceuticals, Inc. Announces Conference Call for
                  Second Quarter Financial Results
        ----------------------------------------------------------

DALLAS, TEXAS, August 6, 2003, ACCESS PHARMACEUTICALS, INC. (Amex: AKC) today announced that it will report its financial results for the second quarter ended June 30, 2003 before the market opens on Tuesday, August 12th. The announcement will be followed by a conference call at 11:00 am EDT to discuss the results, including the achievement of its objective of being cash flow neutral, as well as other positive financial and product developments at the Company.
To participate please dial (800) 633-8514 about five to ten minutes prior to the initiation of the teleconference. The conference call will also be available on replay starting at 12:45 pm EDT on Tuesday, August 12th and ending at 12:45 pm EDT on Wednesday, August 13th. For the replay, please dial (800) 633-8284 (confirmation #21157624). The access number for the replay for international callers is (402) 977-9140 (confirmation # 21157624).

Access Pharmaceuticals, Inc. is an emerging pharmaceutical company focused on developing both novel low development risk product candidates and technologies with longer-term major product opportunities. Access markets Aphthasol(R), the only FDA-approved product for the treatment of canker sores, and is developing products for mucositis and other dermatological indications. Access is also developing unique polymer platinates for use in the treatment of cancer and has developed, in conjunction with its partner Strakan, Ltd., the marketed product Zindaclin(R), which utilizes ResiDerm(R), our topical zinc delivery system that provides rapid delivery and reservoir of a drug in the skin. This press release contains certain statements that are forward-looking and that involve risks and uncertainties, including but not limited to the uncertainties associated with research and development activities, clinical trials, our ability to raise capital, the integration of acquired companies and technologies, the timing of and our ability to achieve regulatory approvals, dependence on others to market out licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, the future success of the Company's marketed products Aphthasol(R) and Zindaclin(R) and products in development including polymer platinate, OraDisc(TM) and our Mucositis technology, our ability to manufacture amlexanox products in commercial quantities, our sales projections and the sales projections of our licensing partners, our ability to achieve licensing milestones and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December
31, 2002, and other reports filed by us with the Securities and Exchange Commission.